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Corning Incorporated               WILLIAM D. EGGERS
One Riverfront Plaza
Corning, New York 14813            Senior Vice President
                                   and General Counsel

607-974-5656
fax 607-974 8656


                                                                     Exhibit 5.1


July 12, 2000


To the Board of Directors of
Corning Incorporated


Gentlemen:

         I am Senior Vice President and General Counsel of Corning Incorporated, a New York corporation ("Corning"), and am familiar with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to an aggregate of 656,087 shares of Corning Common Stock, par value $.50 per share, which may be issued and sold by Corning pursuant to a certain stock option plan (the "Plan") of IntelliSense Corporation, a wholly-owned subsidiary of Corning.

         In this connection, I have examined the originals, or copies certified to my satisfaction, of such corporate records of Corning, certificates of public officials and officers of Corning, and other documents as I deemed pertinent as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:

         1. Corning is a corporation duly incorporated and validly existing under the laws of the State of New York;

         2. The shares of Corning Common Stock to be issued and sold by Corning pursuant to the Plan, when issued or sold in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable; and

         3. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the use of my name in "Interests of Named Experts and Counsel" in such Registration Statement.


                                                    Very truly yours,



                                                    /s/ WILLIAM D. EGGERS